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                                                                   EXHIBIT 23.10


                        CONSENT OF SALOMON SMITH BARNEY

        Salomon Brothers Inc (doing business as "Salomon Smith Barney") hereby consents to the use of our name and to the description of our opinion letter, dated March 9, 1998 in, and to the inclusion of such opinion letter as Appendix C to, Proxy Statement/Prospectus of Ticketmaster Group, Inc. and USA
Networks, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of USA Networks, Inc. By giving such consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                            /s/ SALOMON BROTHERS INC



New York, New York
May 19, 1998